EXHIBIT 23.2

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Goff
     Ellenbogen
          Backa & Alfera, LLC
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Certified Public Accountants


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form SB-2 and on Form AC of our report dated February 17, 1998, relating to the financial statements of Carnegie Savings Bank, and to the references to our Firm under the term "Experts", and elsewhere in the Prospectus.


/s/Goff Ellenbogen Backa & Alfera, LLC
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GOFF ELLENBOGEN BACKA & ALFERA, LLC


Pittsburgh, Pennsylvania
May 6, 1998